Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent oil and gas consultants, Pinnacle Energy Services, LLC, hereby consents to the incorporation by reference and the filing as an appendice and/or as exhibit of the Lexington Resources, Inc. report as follows, (the "Reserve Report") in any filing made with the United States Securities and Exchange Commission by Lexington Resources, Inc. Pinnacle Energy Services, LLC also consents to the reference by it under the heading "Experts" in any registration statement filed with the United States Securities and Exchange Commission by Lexington Resources, Inc. where the Reserve Report may be incorporated by reference and included in such filing as an appendice and/or as exhibit.

Reserve Report:

Arkoma & Fort Worth Basins
Wells & Undeveloped Leasehold

Mid-Year 2006
Reserves and Economic Evaluation

Prepared: August 7, 2006
Finalized: September 23, 2006
Effective: July 1, 2006

Signed this 27 day of September 2006

Pinnacle Energy Services, LLC

/s/ John Paul (J.P.) Dick, P.E.
___________________________
By: John Paul (J.P.) Dick, P.E.